UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

INRAD OPTICS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  201-767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2024, Inrad Optics, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”) virtually via live webcast to vote on the proposals identified in the Company’s definitive proxy statement prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission on May 14, 2024, which was first mailed to the Company’s shareholders on May 14, 2024.

As of the close of business on May 9, 2024, the record date for the Special Meeting, there were 16,767,642 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) eligible to be voted at the Special Meeting. At the Special Meeting, 12,586,406 shares, or approximately 75% of all outstanding shares of Common Stock eligible to be voted at the Special Meeting, were present either in person via the virtual meeting webcast or by proxy. Therefore, a quorum was present for the Special Meeting. The tables below show the final voting results from the Special Meeting.

1.	Proposal No. 1 - The Merger Proposal: To approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated April 8, 2024, by and among the Company, Luxium Solutions, LLC, a Delaware limited liability company (“Parent”), and Indigo Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

The Merger Proposal was approved by the requisite vote of the Company’s shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,414,589	171,515	302	0

2.

Proposal No. 2 - The Adjournment Proposal: To approve the adjournment of the Special Meeting if there are insufficient votes to approve and adopt the Merger Agreement at the time of the Special Meeting.

Adjournment of the Special Meeting was deemed not necessary, because there were sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

Subject to the satisfaction or waiver of all of the conditions to the closing of the Merger in the Merger Agreement, the Merger is expected to be completed on July 2, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INRAD OPTICS INC.

/s/ Theresa Balog
Name:	Theresa Balog
Title:	Chief Financial Officer and Secretary

Dated: June 12, 2024